SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 27, 2004

STERLING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20800	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 North Wall Street, Spokane, Washington 99201

(Address of principal executive offices) (Zip Code)

(509) 458-3711

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events and Regulation FD Disclosure.

On January 27, 2004, Sterling Financial Corporation (“Sterling”) issued a press release announcing the appointment of Donald N. Bauhofer and William L. “Ike” Eisenhart to the Sterling Board of Directors.  Sterling also announced that Sterling Savings Bank (“Sterling Savings”), the principal subsidiary of Sterling, has appointed Kermit K. Houser and Dianne E. Spires to the Board of Directors of Sterling Savings.  Mr. Bauhofer and Mr. Eisenhart replace Dr. Robert E. Meyers and David O. Wallace who have resigned from the Sterling Board.  The text of the press release is included as Exhibit 99.1 to this report.

Item 7.  Exhibits.

(c)  The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press release text of Sterling Financial Corporation dated January 27, 2004.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

January 27, 2004	By:	/s/ Daniel G. Byrne
Date	Daniel G. Byrne
Senior Vice President, Assistant Secretary, and Principal Financial Officer